Exhibit 3(d)
STRATOS CANADA INC.
MINUTES of the organizational meeting of the directors of STRATOS CANADA INC. held at the offices of Stewart McKelvey Stirling Scales, 1959 Upper Water Street, Halifax, Nova Scotia on December 21, 2004, at 10:00 o’clock in the forenoon.
PRESENT: Lydia Bugden
being the sole director named in the Notice of Directors filed with the Director under the Canada Business Corporations Act (“CBCA”) at the time of filing the Articles of Incorporation.
A Waiver of Notice of the Meeting signed by the sole director was read to the Meeting and ordered to be placed in the Minute Book immediately following the Minutes of this Meeting.
UPON MOTION Lydia Bugden was elected Chairman and Secretary of the Meeting.
The Chairman produced Certificate of Incorporation Number 6327222 and reported that the Corporation had been duly incorporated under the CBCA and, by virtue of s. 106 of the CBCA, Lydia Bugden had on the date of issue thereof become the first director of the Corporation.
The Chairman submitted to the Meeting a true copy of the Articles of Incorporation of the Corporation, Notice of Directors and Notice of Head Office which had been filed with the Director under the CBCA December 21, 2004 which were ordered to be filed with the documents of the Corporation.
The Chairman then produced to the Meeting a seal which had been prepared for adoption as the seal of the Corporation, an impression of which appears on the margin hereof. UPON MOTION IT WAS RESOLVED that such seal be adopted as the Common Seal of the Corporation and that the Secretary be instructed to affix an impression from it on the page of the Minutes where this resolution is recorded.
The Secretary was authorized to procure all necessary minute and account books.
The Secretary produced the following form of certificate which had been prepared for adoption as the share certificate of the Corporation:
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No.                                                               Shares
This is to certify that                      is the registered holder of                                          fully paid and non-assessable            shares of            .
The shares represented by this certificate are transferable subject to the restrictions prescribed by the Articles of the Corporation. A copy of the full text thereof is obtainable on demand and without charge from the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this             day of             ,             .

President                       Secretary
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UPON MOTION IT WAS RESOLVED that this form of certificate be adopted as the share certificate of the Corporation, together with the form of transfer endorsed thereon.
The Secretary reported that Lydia Bugden, the sole subscriber to the Articles of Incorporation of the Corporation had paid into the Corporation the sum of $1, the amount of her subscription for her share.
UPON MOTION IT WAS RESOLVED that one common share of the capital stock of the Corporation be issued to Lydia Bugden and her name be entered in the Register of Shareholders of the Corporation as holder of one common Share and that the following certificate be signed on behalf of the Corporation by Lydia Bugden as President and by Lydia Bugden as Secretary and the corporate seal affixed, and be delivered to the Shareholder:

Certificate No.	Name of Shareholder	No. of Shares
1	Lydia Bugden	One
UPON MOTION IT WAS RESOLVED that the President make on behalf of the Corporation any and all application to governmental boards and authorities for any and all licenses and permits necessary for the carrying on of the business of the Corporation, including, without restricting the generality of the foregoing, any applications or statements required in order to register the Corporation to carry on business in any province of Canada and to execute such documents as may be required appointing a recognized agent of the Corporation resident in any such province.
UPON MOTION IT WAS RESOLVED that the appointment of auditors for the Corporation is waived.
UPON MOTION IT WAS RESOLVED that By-Law No. 1, being a By-Law relating generally to the transaction of the business and affairs of the Company in the form attached hereto as Schedule A and initialled by the Chairman for the purpose of identification, be and it is hereby adopted.

There being no further business before the Meeting, UPON MOTION the Meeting was adjourned.

/s/ [ILLEGIBLE]
Secretary

APPROVED:

/s/ [ILLEGIBLE] Chairman
*****************************************
I, the sole director of the STRATOS CANADA INC., hereby waive notice of the time, place and purpose of the Meeting of the Directors of the Corporation to be held at the offices of Stewart McKelvey Stirling Scales, 1959 Upper Water Street, Halifax, Nova Scotia, on December 21, 2004 at the hour of 10:00 o’clock in the forenoon.
SIGNED at Halifax, Nova Scotia, this 21st day of December, 2004.

/s/ Lydia Bugden Lydia Bugden

STRATOS CANADA INC.
MINUTES of a First Annual Meeting of the Shareholders of STRATOS CANADA INC., held at the Offices of Stewart McKelvey Stirling Scales, 1959 Upper Water Street, Halifax, Nova Scotia, on December 21, 2004 at the hour of 10:30 o’clock in the forenoon.
PRESENT:
Lydia Bugden
being the sole Shareholder of the Corporation.
A Waiver of Notice of the Meeting, signed by the sole shareholder of the Corporation, was read to the Meeting and ordered to be placed in the Minute Book immediately following the Minutes of this Meeting.
UPON MOTION Lydia Bugden was elected Chairman and Secretary of the Meeting.
UPON MOTION it was unanimously resolved that By-Law No. 1, being a By-Law relating generally to the transaction of the business and affairs of the Corporation in the form enacted by the directors on December 21, 2004 is hereby ratified, sanctioned and confirmed.
UPON MOTION it was resolved that the following persons be elected directors of the Corporation, to hold office until the next annual or ordinary general meeting of the Corporation or until their successors are elected:
Lydia Bugden
James Parm
Paula Sturge
William Holden
UPON MOTION IT WAS RESOLVED to hold a Meeting of the Board of Directors of the Corporation forthwith.
There being no further business before the Meeting, UPON MOTION the Meeting adjourned.

/s/ [ILLEGIBLE] Secretary

APPROVED:

/s/ [ILLEGIBLE] Chairman
*****************************************

I, being the sole Shareholder of the above-named Corporation, hereby waive notice of the time, place and purpose of the Meeting of the Shareholders of STRATOS CANADA INC. to be held at the office of Stewart McKelvey Stirling Scales, 1959 Upper Water Street, Halifax, Nova Scotia, on December 21,2004 at the hour of 11:00 o’clock in the forenoon.
SIGNED at Halifax, Nova Scotia, this 21st day of December, 2004.

/s/ Lydia Bugden Lydia Bugden

STRATOS CANADA INC.
MINUTES of a Meeting of the Directors of STRATOS CANADA INC. held at the offices of Stewart McKelvey Stirling Scales, 1959 Upper Water Street, Halifax, Nova Scotia, on December 21, 2004 at the hour of 11:30 o’clock in the forenoon.
PRESENT:
Lydia Bugden
being a director of the Corporation
UPON MOTION Lydia Bugden was elected Chairman and appointed Secretary of the Meeting.
UPON MOTION it was unanimously resolved that the transfer of one common share in the capital stock of the Corporation from Lydia Bugden to Stratos Global Corporation is approved.
UPON MOTION it was unanimously resolved that the following share certificate
(a) be signed on behalf of the Corporation by the President and Secretary and the Corporate Seal affixed; and
(b) be delivered to the Shareholder upon the transfer of the share to them:

Certificate No.	Name of Shareholder	Number of Shares
2	Stratos Global Corporation	1 common
UPON MOTION it was unanimously resolved that the financial year end of the Corporation be determined during the ensuing year.
UPON MOTION it was unanimously resolved that the Corporation is hereby authorized to pay all pre-incorporation expenses of the Corporation including, without limitation, incorporation fees and expenses and legal fees for preparation of letters of incorporation, by-laws, a shareholders’ agreement and other agreements entered into on incorporation.
The resignation of Lydia Bugden as a director of the Company was presented to the meeting.
UPON MOTION IT WAS RESOLVED that the resignation of Lydia Bugden as a director of the Corporation be accepted, to take effect at the close of the present meeting but not before.
The Secretary then pointed out that at the close of the meeting, the Corporation would be left with the following persons as its directors:
James Parm
Paula Struge
William Holden

The Secretary reported that the Corporation had received the resignation of Lydia Bugden as President and Secretary of the Corporation.
UPON MOTION it was unanimously resolved that the resignation of Lydia Bugden as President and Secretary of the Corporation be accepted and the following persons be elected and appointed to serve as officers of the Corporation, such resignation and appointment to be effective immediately following the passage of these resolutions:

James Parm	President
Paula Sturge	Vice President
William Holden	Treasurer
Richard Harris	Secretary
David Oake	Assistant Secretary
There being no further business to come before the Meeting, UPON MOTION the Meeting terminated.

/s/ [ILLEGIBLE] Secretary
APPROVED:

/s/ [ILLEGIBLE] Chairman
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December 21, 2004
To: STRATOS CANADA INC.
I hereby tender my resignation as a director and as President and Secretary of the Corporation.

/s/ Lydia Bugden Lydia Bugden

To: Stratos Canada Inc.
I hereby consent to act as a director of Stratos Canada Inc.

/s/ Lydia Bugden Lydia Bugden

SCHEDULE A
BE IT ENACTED AS A BY-LAW OF THE CORPORATION AS FOLLOWS:
BY-LAW NO. 1
A By-law Relating Generally to the Transaction of the Business and Affairs of
STRATOS CANADA INC.
Contents

1. Interpretation	6. Share Certificates

2. Business of the Corporation	7. Meetings of Shareholders

3. Directors	8. Dividends

4. Officers	9. Notices

5. Protection of Directors, Officers and Others	10. Effective Date
1. INTERPRETATION
1.01	Definitions — In the by-laws of the Corporation, unless the context otherwise requires:
“Act” means the Canada Business Corporations Act, or any statute that may be substituted therefor, as from time to time amended;
“board” means the board of directors of the Corporation;
“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;
“Corporation” means Stratos Canada Inc.;
“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; and “special meeting of shareholders” includes a meeting of holders of a class, series, or classes of shares and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and
“recorded address” means in the case of a shareholder his address as recorded in the securities register, and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor, or member of a committee of the board, the latest address recorded in the records of the Corporation.

          Save as aforesaid, words and expressions defined or used in the Act have the same meanings when used herein. Words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, and a government or an agency or instrumentality thereof.
2. BUSINESS OF THE CORPORATION
2.01 Registered Office — The registered office of the Corporation shall be at the place within Canada from time to time specified in the articles and at such location therein as the board may from time to time determine.
2.02 Financial Year — The directors may by resolution fix the financial year of the Corporation and, subject to the concurrence of the Minister of National Revenue, the directors may from time to time by resolution change the financial year of the Corporation.
2.03 Execution of Documents — The board may from time to time determine the officers or other persons by whom any particular document or instrument or class of documents or instruments of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproductions of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.
3. DIRECTORS
3.01 Election and Term — The election of directors shall take place, if required, at each annual meeting of shareholders at which meeting directors shall be elected to hold office for a term not exceeding three years. The term of office of a director not elected for an expressly stated term shall commence at the close of the meeting of shareholders at which he is elected and shall terminate at the close of the first annual meeting of shareholders following his election.
3.02 Place of Meeting — Meetings of the board may be held at any place in or outside Canada.
3.03 Calling and Notice of Meeting — Meetings of the board may be held at such times and places as the Chairman, the President, the Secretary or any two directors may determine. Notice of the time and place of each meeting of the board shall be given to each director not less than 24 hours before the meeting, and may be given by written or oral means, including by telecommunication or telephone. A notice of a meeting of the board need not specify the business to be transacted at the meeting except as may be required by the Act. In the case of a director appointed to fill a vacancy on the board, no notice of the meeting at which he is appointed shall be required to be given to that director.
3.04 First Meeting of New Board — Provided a quorum of directors is present, directors may without notice hold a meeting immediately following a meeting of shareholders at which directors are elected.
3.05 Participation by Telephone — A director may, if all the directors consent thereto either by specific or general consent, participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at the meeting.
3.06 Quorum — A quorum for the transaction of business at any meeting of the board shall consist of one director or such greater number of directors as the board may from time to time determine.
3.07 Chairman — The chairman of a meeting of the board shall be the chairman or, in his absence, the President. If neither such officer is present, the meeting shall appoint a chairman.
3.08 Votes to Govern — At all meetings of the board, and subject to the requirements of the Act in respect of conflicts of interest, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.
3.09 Remuneration and Expenses — The directors shall be paid such remuneration for their services as directors or as members of board or other committees as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. A director may serve the Corporation in any other capacity and may receive remuneration for such services.
4. OFFICERS
4.01 Appointment — The board may from time to time appoint a Chairman, a President, Chief Executive Officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine. The board may appoint honorary officers and honorary directors who shall not be directors of the Corporation.
4.02 Powers and Duties of Officers — The powers, duties and remuneration of all officers shall be such as the terms of their engagement call for or as the board may specify.
4.03 Term of Office — The board, in its discretion, may remove any officer of the Corporation. Otherwise, each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.
4.04 Agents and Attorneys — The Corporation, by or under the authority of the board or the President, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.
5. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
5.01 Limitation of Liability — Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise, in comparable circumstances. Subject to the foregoing, no director or officer, former director or officer or person who acts or acted at the Corporation’s request as a director or officer of a body corporate, partnership or other association of which the Corporation is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on his part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any money, securities or effects of the Corporation shall be deposited, or for any loss occasioned by error of judgment or oversight, whether gross or otherwise, on his part, or for any loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto.
5.02 Indemnity — The Corporation shall indemnify a director or officer, a former director or officer, or person who acts or acted at the Corporation’s request as a director or officer of a body corporate, partnership or other association of which the Corporation is or was a shareholder, partner, member or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, partnership or other association, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.
6. SHARE CERTIFICATES
6.01 Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Such accordance with section 2.03 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. Any signature required on a certificate may be printed or mechanically reproduced in facsimile thereon. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers who facsimile signature appears thereon no longer holds office at the date of issue of the certificate.
6.02 Replacement of Share Certificates — The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.
7. MEETINGS OF SHAREHOLDERS
7.01 Annual Meetings — The annual meeting of shareholders shall be held at such time in each year and at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.
7.02 Special Meetings — The board shall have power to call a special meeting of shareholders at any time.
7.03 Notice — It shall be the duty of the Secretary to give notice in accordance with the provisions of the Act of any meeting of shareholders authorized to be called but such notice may be given by any other person duly authorized by the board.
7.04 Chairman and Secretary — The chairman of any meeting of shareholders shall be the Chairman or, in his absence, the President or any officer so authorized by the board. If no such officer is present, the persons present and entitled to vote shall choose one of their number to be chairman. The Secretary of any meeting of shareholders shall be the Secretary. If the Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.
7.05 Scrutineers — At any meeting of shareholders, the chairman of the meeting may appoint one or more persons, who may but need not be shareholders, to serve as Scrutineers with such duties as the chairman of the meeting may prescribe.
7.06 Quorum — Unless otherwise provided in the articles related to meetings of holders of any particular class or series of shares, at any meeting of shareholders two individuals present in person, each of whom is a shareholder or a proxyholder entitled to vote at such meeting, shall constitute a quorum for the appointment of the chairman and the adjournment of the meeting, and for all other purposes at least two individuals present in person, each of whom is a shareholder or a proxyholder entitled to vote at such meeting, and who hold or represent by proxy not less than 25% of the total number of shares carrying the right to vote at such meeting, shall constitute a quorum.
7.07 Form of Proxy — The form of proxy to be used at a meeting of shareholders shall be executed by the shareholder or by his attorney duly authorized in writing and, in the case of joint holders, shall be executed by all such holders. If the shareholder is a corporation, the form of proxy shall be executed under its corporate seal or by an officer or attorney duly authorized in writing. Where the shareholder is a firm, association, partnership or other entity, the form of proxy shall be executed by an individual or attorney duly authorized. Where a form of proxy has been executed by or on behalf of a corporation, firm association, partnership or other entity or by an attorney and uncertainty exists as to the capacity or authority of the individual or individuals so executing the form of proxy, the Corporation may, in its discretion, require proof of the capacity and/or authority of such individual or individuals and, in the absence of proof satisfactory to the chairman of the meeting, such chairman may exclude the form of proxy for use at the meeting.
7.08 Manner of Voting — Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by the chairman or by a shareholder or proxyholder entitled to vote at the meeting. Any ballot shall be taken in such manner as the chairman of the meeting directs.
7.09 Votes to Govern — At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or by ballot, the chairman of the meeting shall not be entitled to a second or casting vote.
7.10 Declaration by Chairman — A declaration by the chairman of the meeting of shareholders that a resolution has been carried or lost, as to the number of votes cast and/or as to the requisite majority for or against, shall be conclusive evidence thereof.
7.11 Shareholder Approval — Any contract entered into or action taken or omitted by or on behalf of the Corporation shall, if approved by a resolution of the shareholders entitled to vote thereon, be deemed for all purposes to have had the prior authorization of all the shareholders.
8. DIVIDENDS
8.01 The mailing or other transmission to any shareholder of the Corporation, at his recorded address, of a cheque payable to his order for the amount of any dividend payable in cash after the deduction of any tax which the Corporation has properly withheld, shall discharge the Corporation’s liability for the dividend unless the cheque is not paid on due presentation. In the event of the non-receipt of any cheque for a dividend payable in cash, the Corporation shall issue to the shareholder a replacement cheque for the same amount on such reasonable terms as to indemnity and evidence of non-receipt as the board, or any officer or agent designated by the board, may impose. No shareholder shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to a banker of the Corporation for payment or that otherwise remains unclaimed for a period of six years from the date on which it was payable.
9. NOTICES
9.01 Method of Giving Notices — Unless otherwise provided in this by-law or the articles, any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid, ordinary or air mail or if sent to him at his recorded address by any means of prepaid telecommunication (including but not limited to telex, telecopier, or telegram). A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of telecommunication shall be deemed to have been given when dispatched or delivered to the appropriate communication Corporation or agency or its representative for dispatch or entered into the appropriate transmitting device for transmission. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.
9.02 Notice to Joint Shareholders — If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.
9.03 Computation of Time — Unless otherwise specified, in computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be included.
9.04 Omissions and Errors — The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.
9.05 Notice to Transferees — Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.
9.06 Waiver of Notice — Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving, time or content of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.
10. EFFECTIVE DATE
10.01 Effective Date — This by-law shall come into force upon confirmation by the Shareholders in accordance with the Act.
Confirmed by the Shareholders the 21st day of December, 2004.

/s/ [ILLEGIBLE]
Chairman
/s/ [ILLEGIBLE]
Secretary

To: Stratos Canada Inc.
I hereby consent to act as a director of Stratos Canada Inc.
/s/ William Holden
William Holden

To: Stratos Canada Inc.
I hereby consent to act as a director of Stratos Canada Inc.
/s/ Paula Sturge
Paula Sturge

To: Stratos Canada Inc.
I hereby consent to act as a director of Stratos Canada Inc.
/s/ James Parm
James Parm